Exhibit 99.1
Earthstone Energy, Inc. Reports
2020 Fourth Quarter and Full Year Results

The Woodlands, Texas, March 10, 2021 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone”, the “Company”, “we” or “us”), today announced financial and operating results for the quarter and year ended December 31, 2020.

Fourth Quarter 2020 Highlights
•Signed Purchase and Sale Agreement on the IRM Acquisition(1) on December 17, 2020 which was closed on January 7, 2021
•Average daily production of 14,809 Boepd(2)
•Adjusted EBITDAX(3) of $29.8 million ($21.87 per Boe)
•Operating portion of net cash received in settlement of derivative contracts of $8.4 million
•Free Cash Flow(3) of $8.4 million
•Capital expenditures of $20.3 million
•Reduction of long-term debt of $15.0 million
•Net loss of $18.4 million or $0.28 per Adjusted Diluted Share(3)
◦Adjusted net income of $5.8 million or $0.09 per Adjusted Diluted Share(3)

Full Year 2020 Highlights
•Average daily production of 15,276 Boepd(2)
•Adjusted EBITDAX(2) of $144.2 million ($25.80 per Boe)
•Operating portion of net cash received in settlement of derivative contracts of $56.0 million
•Free Cash Flow(2) of $72.2 million
•Capital expenditures of $66.8 million
•Reduction of long-term debt of $55.0 million
•Net loss of $29.4 million or $0.45 per Adjusted Diluted Share(3)
◦Adjusted net income of $30.0 million or $0.46 per Adjusted Diluted Share(3)

(1)On January 7, 2021, Earthstone, Earthstone Energy Holdings, LLC, a subsidiary of the Company, Independence Resources Holdings, LLC, and Independence Resources Manager, LLC executed a Purchase and Sale Agreement dated December 17, 2020 (the “IRM Acquisition”).
(2)Represents reported sales volumes.
(3)See “Non-GAAP Financial Measures” section below.

Management Comments

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “In 2020, Earthstone achieved excellent results and delivered on its commitment to maintain balance sheet strength, operating efficiency and a persistent focus on identifying strategic and accretive growth opportunities. We overcame the unprecedented challenges of 2020 and finished the year in stronger position by managing to increase total production 14% and hold Adjusted EBITDAX almost flat compared to 2019, all while reducing our capital expenditures by 68% and utilizing free cash flow to reduce leverage, defined as total debt to Adjusted EBITDAX, from 1.2x in 2019 to 0.8x in 2020.

“By completing the acquisition of Independence Resource Management, LLC (“IRM”) on January 7, 2021, we have increased our scale with complementary and accretive assets that, similar to our existing assets, carry a low-cost structure in order to further drive free cash flow generation and with drilling inventory that will deliver attractive returns in 2021. We intend to execute on our goals to maintain financial strength, capital efficiency and operating excellence while continuing to seek further strategic growth opportunities.”

Operational Update

The Company recently commenced its 2021 drilling program with the deployment of a rig in Midland County. After drilling on a three-well pad in the Hamman project, the Company expects to drill a four-well pad on the recently acquired IRM Spanish Pearl project. The Company anticipates moving the rig to Upton County and drilling 10-11 wells. Consistent with previously released guidance, the Company anticipates drilling 16 gross / 14.8 net operated wells and spudding an additional 5 gross / 3.7 net operated wells during 2021.

The Company recently completed 5 gross / 3.7 net wells in Upton County and anticipates turning these wells to sales before the end of March. The Company anticipates completing and turning to sales a total of 16 gross / 13.5 net operated wells in 2021, as is consistent with previously released guidance.

The unprecedented weather in February created production challenges for all facets of the industry including producers, mid-stream and gathering companies and refiners. While production has returned to previous levels, we do expect that production and revenue reductions will have an impact on first quarter results.

Selected Financial Data (unaudited)

($000s except where noted)	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Total revenues	$36,675	$66,788	$144,523	$191,262

Lease operating expense	7,160	8,198	29,131	28,683

General and administrative expense (excluding stock-based compensation)	6,229	5,696	18,179	18,963
Stock-based compensation (non-cash)	2,389	1,968	10,054	8,648
General and administrative expense	$8,618	$7,664	$28,233	$27,611

Net (loss) income	$(18,381)	$(5,640)	$(29,434)	$1,580
Less: Net (loss) income attributable to noncontrolling interest	(9,910)	(3,016)	(15,887)	861
Net (loss) income attributable to Earthstone Energy, Inc.	(8,471)	(2,624)	(13,547)	719
Net (loss) income per common share(1)
Basic	(0.28)	(0.09)	(0.45)	0.02
Diluted	(0.28)	(0.09)	(0.45)	0.02
Adjusted EBITDAX(2)	$29,798	$49,893	$144,246	$146,273

Production(3):
Oil (MBbls)	660	1,059	3,180	3,086
Gas (MMcf)	2,251	1,442	7,282	4,760
NGL (MBbls)	327	317	1,198	1,022
Total (MBoe)(4)	1,362	1,617	5,591	4,902
Average Daily Production (Boepd)	14,809	17,571	15,276	13,429
Average Prices:
Oil ($/Bbl)	41.43	56.92	37.85	55.71
Gas ($/Mcf)	1.65	1.24	1.18	0.82
NGL ($/Bbl)	17.18	14.92	13.03	15.09
Total ($/Boe)	26.92	41.31	25.85	39.02
Adj. for Realized Derivatives Settlements:
Oil ($/Bbl)	54.21	58.67	54.95	59.82
Gas ($/Mcf)	1.67	1.48	1.42	1.49
NGL ($/Bbl)	17.18	14.92	13.03	15.09
Total ($/Boe)	33.15	42.68	35.89	42.26
Operating Margin per Boe
Average realized price(5)	$26.92	$41.31	$25.85	$39.02
Lease operating expense	5.26	5.07	5.21	5.85
Production and ad valorem taxes	1.62	2.39	1.68	2.42
Operating margin per Boe	20.04	33.85	18.96	30.75
Realized hedge settlements	6.23	1.37	10.04	3.24
Operating margin per Boe (including realized hedge settlements)	$26.27	$35.22	$29.00	$33.99
(1)Net (loss) income per common share attributable to Earthstone Energy, Inc.
(2)See “Non-GAAP Financial Measures” section below.
(3)Represents reported sales volumes.
(4)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

(5)Includes $2.1 million of cash proceeds related to hedges unwound during the first quarter of 2019.

Liquidity Update

As of December 31, 2020, we had $1.5 million in cash and $115 million of long-term debt outstanding under our credit facility with a borrowing base of $240 million. With the $125 million of undrawn borrowing base capacity and $1.5 million in cash, we had total liquidity of approximately $126.5 million.

On January 7, 2021, Earthstone closed the IRM Acquisition. When adjusting to include the IRM Acquisition, we had an estimated $15.3 million in cash and $260 million outstanding under our credit facility, as amended, with a borrowing base of $360 million. With the $100 million of undrawn borrowing base capacity and $15.3 million in cash, we had total liquidity of approximately $115.3 million on a combined basis. When adjusted to include the impact of the IRM Acquisition, combined leverage at December 31, 2020 was 1.2x.
As of March 1, 2021, we had $10.1 million in cash and $227.5 million of long-term debt outstanding under our credit facility, as amended, with a borrowing base of $360 million. With the $132.5 million of undrawn borrowing base capacity and $10.1 million in cash, we had total liquidity of approximately $142.6 million.

Capital Expenditures

During 2020, we incurred capital expenditures of approximately $66.8 million, on an accrual basis, primarily consisting of drilling and completion costs. We recently commenced our drilling program with the deployment of a rig this month and we expect to spend $90-$100 million in total capital expenditures based on our current 2021 capital spending plan.

Hedge Position
Hedging Activities
The following table sets forth our outstanding derivative contracts at December 31, 2020. When aggregating multiple contracts, the weighted average contract price is disclosed.

Period	Commodity	Volume (Bbls / MMBtu)	Price ($/Bbl / $/MMBtu)
2021	Crude Oil Swap	2,294,000	$51.17
2021	Crude Oil Basis Swap (1)	1,825,000	$1.05
2022	Crude Oil Swap	365,000	$47.70
2021	Natural Gas Swap	4,380,000	$2.76
2021	Natural Gas Basis Swap (2)	4,380,000	$(0.45)
(1)The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.
(2)The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

Upon closing of the IRM Acquisition on January 7, 2021, Earthstone assumed the hedges that IRM had in place consisting of approximately 1,008,950 Bbls of oil at $41.07/Bbl.

Hedging Update
The following table sets forth our outstanding derivative contracts at March 4, 2021. When aggregating multiple contracts, the weighted average contract price is disclosed.

Period	Commodity	Volume (Bbls / MMBtu)	Price ($/Bbl / $/MMBtu)
2021	Crude Oil Swap	3,326,750	$48.04
2021	Crude Oil Basis Swap (1)	2,857,750	$0.79
2021	Crude Oil Basis Swap (2)	1,032,750	$(0.26)
2022	Crude Oil Swap	1,458,500	$52.96
2022	Crude Oil Basis Swap (1)	1,368,750	$0.74
2021	Natural Gas Swap	6,912,000	$2.81
2021	Natural Gas Basis Swap (3)	6,912,000	$(0.37)
Q1 2022	Natural Gas Swap	450,000	$2.97
Q1 2022	Natural Gas Basis Swap (3)	450,000	$(0.23)
(1)    The basis differential price is between WTI Midland Argus Crude and the WTI NYMEX.
(2)    The swap is between WTI Roll and the WTI NYMEX.
(3)    The basis differential price is between W. Texas (WAHA) and the Henry Hub NYMEX.

Conference Call Details

Earthstone is hosting a conference call on Thursday, March 11, 2021 at 10:00 a.m. Eastern (9:00 a.m. Central) to discuss the Company’s operations and financial results for the fourth quarter and full year 2020 and its outlook for 2021. Prepared remarks by Robert J. Anderson, President and Chief Executive Officer, Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer and Steven C. Collins, Executive Vice President, Operations, will be followed by a question-and-answer session.

Investors and analysts are invited to participate in the call by dialing 877-407-6184 for domestic calls or 201-389-0877 for international calls, in both cases asking for the Earthstone conference call. A webcast will also be available through the Company's website (www.earthstoneenergy.com). Please select "Events & Presentations" under the "Investors" section of the Company's website and log on at least 10 minutes in advance to register.

A replay of the call will be available on the Company’s website and by telephone until 10:00 a.m. Eastern (9:00 a.m. Central), Thursday, March 25, 2021. The number for the replay is 877-660-6853 for domestic calls or 201-612-7415 for international calls, using Replay ID: 13717242.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in acquisition, development and operation of oil and natural gas properties. The Company’s assets are located in the Midland Basin of west Texas and the Eagle Ford trend of south Texas. Earthstone is listed on the NYSE under the symbol “ESTE”. For more information, visit the Company’s website at www.earthstoneenergy.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in Earthstone’s annual report on Form 10-K for the year ended December 31, 2020 and other Securities and Exchange Commission filings. Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share amounts)

	December 31,
ASSETS	2020	2019
Current assets:
Cash	$1,494	$13,822
Accounts receivable:
Oil, natural gas, and natural gas liquids revenues	16,255	29,047
Joint interest billings and other, net of allowance of $19 and $83 at December 31, 2020 and 2019, respectively	7,966	6,672
Derivative asset	7,509	8,860
Prepaid expenses and other current assets	1,509	1,867
Total current assets	34,733	60,268

Oil and gas properties, successful efforts method:
Proved properties	1,017,496	970,808
Unproved properties	233,767	260,271
Land	5,382	5,382
Total oil and gas properties	1,256,645	1,236,461

Accumulated depreciation, depletion and amortization	(291,213)	(195,567)
Net oil and gas properties	965,432	1,040,894

Other noncurrent assets:
Goodwill	—	17,620
Office and other equipment, net of accumulated depreciation of $3,675 and $3,180 at December 31, 2020 and 2019, respectively	931	1,311
Derivative asset	396	770
Operating lease right-of-use assets	2,450	3,108
Other noncurrent assets	1,315	1,572
TOTAL ASSETS	$1,005,257	$1,125,543
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,232	$25,284
Revenues and royalties payable	27,492	35,815
Accrued expenses	16,504	19,538
Asset retirement obligation	447	308
Derivative liability	1,135	6,889
Advances	2,277	11,505
Operating lease liability	773	570
Finance lease liability	69	206
Other current liability	565	43
Total current liabilities	55,494	100,158

Noncurrent liabilities:
Long-term debt	115,000	170,000
Asset retirement obligation	2,580	1,856
Derivative liability	173	—
Deferred tax liability	14,497	15,154
Operating lease liability	1,840	2,539
Finance lease liability	5	85
Other noncurrent liabilities	132	—
Total noncurrent liabilities	134,227	189,634

Equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; none issued or outstanding	—	—
Class A Common Stock, $0.001 par value, 200,000,000 shares authorized; 30,343,421 and 29,421,131 issued and outstanding at December 31, 2020 and 2019, respectively	30	29
Class B Common Stock, $0.001 par value, 50,000,000 shares authorized; 35,009,371 and 35,260,680 issued and outstanding at December 31, 2020 and 2019, respectively	35	35
Additional paid-in capital	540,074	527,246
Accumulated deficit	(195,258)	(181,711)
Total Earthstone Energy, Inc. equity	344,881	345,599
Noncontrolling interest	470,655	490,152
Total equity	815,536	835,751

TOTAL LIABILITIES AND EQUITY	$1,005,257	$1,125,543

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
REVENUES
Oil	$27,338	$60,268	$120,355	$171,925
Natural gas	3,712	1,787	8,567	3,913
Natural gas liquids	5,625	4,733	15,601	15,424
Total revenues	36,675	66,788	144,523	191,262

OPERATING COSTS AND EXPENSES
Lease operating expense	7,160	8,198	29,131	28,683
Production and ad valorem taxes	2,213	3,870	9,411	11,871
Rig idle and termination expense	—	—	426	—
Impairment expense	1,950	—	64,498	—
Depreciation, depletion and amortization	20,318	26,962	96,414	69,243
General and administrative expense	8,618	7,664	28,233	27,611
Transaction costs	946	279	622	1,077
Accretion of asset retirement obligation	170	54	307	214
Exploration expense	—	653	298	653
Total operating costs and expenses	41,375	47,680	229,340	139,352

Gain on sale of oil and gas properties, net	6	3,668	204	3,222

(Loss) income from operations	(4,694)	22,776	(84,613)	55,132

OTHER INCOME (EXPENSE)
Interest expense, net	(1,025)	(1,831)	(5,232)	(6,566)
Write-off of deferred financing costs	—	(1,242)	—	(1,242)
(Loss) gain on derivative contracts, net	(13,166)	(24,311)	59,899	(43,983)
Other income (expense), net	280	(95)	400	(96)
Total other (expense) income	(13,911)	(27,479)	55,067	(51,887)

(Loss) income before income taxes	(18,605)	(4,703)	(29,546)	3,245
Income tax benefit (expense)	224	(937)	112	(1,665)
Net (loss) income	(18,381)	(5,640)	(29,434)	1,580

Less: Net (loss) income attributable to noncontrolling interest	(9,910)	(3,016)	(15,887)	861

Net (loss) income attributable to Earthstone Energy, Inc.	$(8,471)	$(2,624)	$(13,547)	$719

Net (loss) income per common share attributable to Earthstone Energy, Inc.:
Basic	$(0.28)	$(0.09)	$(0.45)	$0.02
Diluted	$(0.28)	$(0.09)	$(0.45)	$0.02

Weighted average common shares outstanding:
Basic	30,212,191	29,278,455	29,911,625	28,983,354
Diluted	30,212,191	29,278,455	29,911,625	29,360,885

EARTHSTONE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	For the Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(29,434)	$1,580
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Impairment of proved and unproved oil and gas properties	46,878	—
Depreciation, depletion and amortization	96,414	69,243
Accretion of asset retirement obligations	307	214
Impairment of Goodwill	17,620	—
Gain on sale of oil and gas properties, net	(204)	(3,222)
Settlement of asset retirement obligations	(195)	(374)
Total (gain) loss on derivative contracts, net	(59,899)	43,983
Operating portion of net cash received in settlement of derivative contracts	56,044	15,866
Stock-based compensation	10,054	8,648
Deferred income taxes	(657)	1,665
Write-off of deferred financing costs	—	1,242
Amortization of deferred financing costs	322	412
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	11,914	(18,035)
(Increase) decrease in prepaid expenses and other current assets	(203)	66
Increase (decrease) in accounts payable and accrued expenses	481	(10,438)
Increase (decrease) in revenues and royalties payable	(8,323)	7,067
Increase (decrease) in advances	(9,617)	8,331
Net cash provided by operating activities	131,502	126,248
Cash flows from investing activities:
Additions to oil and gas properties	(88,097)	(204,268)
Additions to office and other equipment	(114)	(527)
Proceeds from sales of oil and gas properties	414	4,184
Net cash used in investing activities	(87,797)	(200,611)
Cash flows from financing activities:
Proceeds from borrowings	136,056	234,680
Repayments of borrowings	(191,056)	(143,508)
Cash paid related to the exchange and cancellation of Class A Common Stock	(836)	(1,135)
Cash paid for finance leases	(130)	(392)
Deferred financing costs	(67)	(1,836)
Net cash (used in) provided by financing activities	(56,033)	87,809
Net increase (decrease) in cash	(12,328)	13,446
Cash at beginning of period	13,822	376
Cash at end of period	$1,494	$13,822
Supplemental disclosure of cash flow information
Cash paid for:
Interest	$4,588	$6,405
Non-cash investing and financing activities:
Accrued capital expenditures	$7,328	$28,356
Lease asset additions - ASC 842	$—	$3,722
Asset retirement obligations	$762	$105

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited
The non-GAAP financial measures of Adjusted Diluted Shares, Adjusted EBITDAX, Adjusted Net Income, All-In Cash Costs, Free Cash Flow and Operating Margin per Boe, as defined and presented below, are intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, these non-GAAP measures should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX and Adjusted Net Income are presented herein and reconciled from the GAAP measure of net (loss) income because of its wide acceptance by the investment community as a financial indicator.

I. Adjusted Diluted Shares

We define “Adjusted Diluted Shares” as the weighted average shares of Class A Common Stock - Diluted outstanding plus the weighted average shares of Class B Common Stock outstanding.

Our Adjusted Diluted Shares measure provides a comparable per share measurement when presenting results such as Adjusted EBITDAX and Adjusted Net Income that include the interests of both Earthstone and the noncontrolling interest. Adjusted Diluted Shares is used in calculating several metrics that we use as supplemental financial measurements in the evaluation of our business, none of which should be considered as an alternative to, or more meaningful than, net income as an indicator of operating performance.

Adjusted Diluted Shares for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Class A Common Stock - Diluted	30,212,191	29,278,455	29,911,625	29,360,885
Class B Common Stock	35,009,371	35,288,526	35,077,711	35,395,021
Adjusted Diluted Shares	65,221,562	64,566,981	64,989,336	64,755,906

II. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by us below, is intended to provide readers with meaningful information that supplements our financial statements prepared in accordance with GAAP. Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net (loss) income because of its wide acceptance by the investment community as a financial indicator.

We define “Adjusted EBITDAX” as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depletion, depreciation and amortization; interest expense, net; transaction costs; (gain) loss on sale of oil and gas properties, net; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax expense.

Our Adjusted EBITDAX measure provides additional information that may be used to better understand our operations. Adjusted EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net (loss)

income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net (loss) income to Adjusted EBITDAX for the periods indicated:

($000s)	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net (loss) income	$(18,381)	$(5,640)	$(29,434)	$1,580
Accretion of asset retirement obligations	170	54	307	214
Impairment expense	1,950	—	64,498	—
Depletion, depreciation and amortization	20,318	26,962	96,414	69,243
Interest expense, net	1,025	1,831	5,232	6,566
Transaction costs	946	279	622	1,077
Gain on sale of oil and gas properties, net	(6)	(3,668)	(204)	(3,222)
Rig idle and termination expense	—	—	426	—
Exploration expense	—	653	298	653
Unrealized loss (gain) on derivative contracts	21,611	26,517	(3,855)	59,849
Stock-based compensation (non-cash)(1)	2,389	1,968	10,054	8,648
Income tax (benefit) expense	(224)	937	(112)	1,665
Adjusted EBITDAX	$29,798	$49,893	$144,246	$146,273

(1)Included in General and administrative expense in the Condensed Consolidated Statements of Operations.

III. Adjusted Net Income

We define “Adjusted Net Income” as net (loss) income plus, when applicable, unrealized loss (gain) on derivative contracts; impairment expense; (gain) loss on sale of oil and gas properties; write-off of deferred financing costs; transaction costs; and the associated changes in estimated income tax.

Our Adjusted Net Income measure provides additional information that may be used to further understand our operations. Adjusted Net Income is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Certain items excluded from Adjusted Net Income are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted Net Income, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that Adjusted Net Income is a widely followed measure of operating performance and is one of many metrics used by our management team and by other users of our consolidated financial statements. For example, Adjusted Net Income can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net (loss) income to Adjusted Net Income for the periods indicated:

($000s, except per share data)	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net (loss) income	$(18,381)	$(5,640)	$(29,434)	$1,580
Unrealized loss (gain) on derivative contracts	21,611	26,517	(3,855)	59,849
Impairment expense	1,950	—	64,498	—
Gain on sale of oil and gas properties	(6)	(3,668)	(204)	(3,222)
Write-off of deferred financing costs	—	1,242	—	1,242
Transaction costs	946	279	622	1,077
Income tax effect of the above	(298)	(500)	(1,611)	(1,210)
Adjusted Net Income	$5,822	$18,230	$30,016	$59,316
Adjusted Diluted Shares	65,221,562	64,566,981	64,989,336	64,755,906
Adjusted Net Income per Adjusted Diluted Share	$0.09	$0.28	$0.46	$0.92

IV. All-In Cash Costs

We define “All-In Cash Costs” as lease operating expenses plus production and ad valorem taxes, interest expense and general and administrative expense (excluding stock-based compensation).

Our All-In Cash Costs measure provides additional information that may be used to further understand our total cost of production. We use All-In Cash Costs as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. All-In Cash Costs should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. All-In Cash Costs, as used by us, may not be comparable to similarly titled measures reported by other companies.

All-In Cash Costs for the periods indicated:

($000s, except per Boe data)	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Lease operating expense	$7,160	$8,198	$29,131	$28,683
Production and ad valorem taxes	2,213	3,870	9,411	11,871
Interest expense, net	1,025	1,831	5,232	6,566
General and administrative expense (excluding stock-based compensation)	6,229	5,696	18,179	18,963
All-In Cash Costs	$16,627	$19,595	$61,953	$66,083
Total production (MBoe)(1)(2)	1,362	1,617	5,591	4,902
All-In Cash Costs per Boe	$12.20	$12.12	$11.08	$13.48

(1)Represents reported sales volumes.
(2)Barrels of oil equivalent have been calculated on the basis of six thousand cubic feet (Mcf) of natural gas equals one barrel of oil equivalent (Boe).

V. Free Cash Flow

Free cash flow is a measure that we use as an indicator of our ability to fund our development activities. We define free cash flow as Adjusted EBITDAX (defined above), less interest expense, less accrual-based capital expenditures.

($000s)	Three Months Ended		Years Ended
	December 31,		December 31,
	2020	2019	2020	2019
Adjusted EBITDAX	$29,798	$49,893	$144,246	$146,273
Interest expense, net	(1,025)	(1,831)	(5,232)	(6,566)
Capital expenditures (accrual basis)	(20,346)	(58,032)	(66,788)	(210,430)
Free Cash Flow	$8,427	$(9,970)	$72,226	$(70,723)

VI. Operating Margin per Boe and Operating Margin per Boe (including realized hedge settlements)

Operating Margin per Boe is a non-GAAP financial measure that we use to evaluate our operating performance on a per Boe basis. We define Operating Margin per Boe as average realized price per Boe minus lease operating expense per BOE and production and ad valorem taxes per Boe. Operating Margin per Boe (including realized hedge settlements) is calculated as the sum of Operating Margin per Boe and Realized hedge settlements per Boe.

Our Operating Margin per Boe measure provides additional information that may be used to further understand our operating margins. We use Operating Margin per Boe as a supplemental financial measurement in the evaluation of our operational performance. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our results. Operating Margin per Boe should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Operating Margin per Boe, as used by us, may not be comparable to similarly titled measures reported by other companies.